Exhibit 99.1

CPI Card Group Inc. Reports Third Quarter 2015 Results

Call scheduled for Thursday, November 12, 2015 at 9:00 a.m. Eastern Time

Littleton, Colo. November 12, 2015 — CPI Card Group Inc. (Nasdaq: PMTS; TSX: PNT) today reported financial results for the third quarter of fiscal year 2015 ended September 30, 2015.

Third Quarter 2015 Highlights

•                  Net sales were $107.7 million, an increase of 39.2% over the prior year period

•                  Adjusted EBITDA was $32.5 million, or 30.2% of net sales.  Adjusted EBITDA increased 66.5% over the prior year period

•                  Diluted earnings per share from continuing operations was $0.19.  Net income from continuing operations was $14.8 million, an increase of 118.1% over the prior year period

•                  Adjusted net income was $17.3 million, or $0.42 per share on a diluted basis, an increase of 89.9% over the prior year period

“We are very pleased with our strong third quarter performance.  The growth in the markets we service, the on-going conversion within the U.S. financial card market from magnetic stripe cards to EMV chip cards, and our robust, comprehensive product and service offerings continue to have a positive impact on our financial results,” said Steve Montross, president and chief executive officer of CPI Card Group Inc.

Third Quarter 2015 Segment Information

U.S. Debit and Credit:

Net sales grew 69.0% to $72.8 million from $43.1 million in the third quarter of 2014. Income from operations increased to $21.6 million from $10.4 million in the third quarter 2014, while operating margins expanded to 29.6% from 24.1% in the prior year period.  The growth in the U.S. Debit and Credit segment was driven by the continued conversions of financial payment cards from magnetic stripe to EMV chip products, with the number of EMV chip cards sold increasing by 120% as compared with the third quarter of 2014.  The segment’s growth in net sales and income from operations also benefited from the EFT Source business acquired in the third quarter of 2014.

U.S. Prepaid Debit:

Net sales for the third quarter remained essentially flat at $23.7 million compared to $23.8 million in 2014. Income from operations increased 10.1% to $9.5 million from $8.6 million in the third quarter 2014, while operating margins expanded to 40.0% from 36.2% in the prior year period.  The relatively flat net sales during the quarter reflected the quarterly timing of product refreshes and program launches by prepaid program managers serviced by the Company.  For the nine months ended September 30, 2015, the U.S. Prepaid Debit segment’s net sales are up 13.7% compared with the same prior year period.  The improvement in operating margins during the quarter of 380 basis points compared with the third quarter of 2014 reflected richer mix of business produced during the quarter combined with operating efficiency gains.

U.K. Limited:

Net sales increased 23.8% to $9.7 million from $7.8 million in the third quarter of 2014. Income from operations increased to $1.0 million from $0.3 million in the third quarter of 2014, while operating margins expanded to 10.2% compared to 4.3% in the prior year period.

Other:

Interest expense, net, increased to $4.6 million from $1.9 million in the third quarter 2014, reflecting higher debt levels as a result of the new $435 million debt facility that the Company put in place during August 2015. The effective tax rate for the third quarter of 2015 was 30.7% and 33.5% for the nine month period ended September 30, 2015.  The normalized full year tax rate is expected to be approximately 35%.

Balance Sheet, Cash Flow and Liquidity

Total debt outstanding was $444.0 million at September 30, 2015.  On August 17, 2015, the Company entered into a first lien credit agreement with a syndicate of lenders providing for a $435 million first lien term loan facility and a $40 million revolving credit facility.  A portion of the proceeds of the new first lien loan were used to repay existing debt of $142.0 million and redeem $276.3 million of Series A Preferred Stock.

Net cash provided by operations for the nine months ended September 30, 2015 was $44.5 million compared to $2.3 million in the same period of 2014. Capital expenditures totaled $13.9 million for the nine months ended September 30, 2015, resulting in free cash flow of $30.6 million for the first nine months of 2015.

At September 30, 2015, the Company had $15.9 million of cash and cash equivalents and $40 million of unused borrowing capacity under the Company’s revolving credit facility.

Initial Public Offering

On October 15, 2015, CPI Card Group Inc. completed its initial public offering (“IPO”), issuing 15,000,000 shares of common stock. The offering price of the shares sold in the IPO was $10.00 per share, resulting in net proceeds to the Company, after underwriters’ discounts and commissions, of approximately $142.5 million.  The proceeds from the offering were used to repay debt ($112.5 million), redeem the remaining Series A Preferred Stock outstanding ($11.9 million) and repay the Company’s liability under its phantom stock plan ($13.3 million).

Giving effect to the 15,000,000 common share issuance, pro forma adjusted diluted earnings per share from continuing operations would have been $0.30 and $0.16 for the three months ended September 30, 2015 and 2014, respectively, compared to the $0.42 and $0.22 reported.  Similarly, the pro forma adjusted diluted earnings per share from continuing operations for the nine months ended September 30, 2015 and 2014 would have been $0.68 and $0.23, respectively, compared to the $0.92 and $0.31 reported.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release:  Adjusted Net Income, Adjusted Diluted Earnings per Share from Continuing Operations, EBITDA, Adjusted EBITDA, pro forma Adjusted Diluted Earnings per Share from Continuing Operations and Free Cash Flow.  These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release.

Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations

Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude restructuring and other similar costs, gains or losses on extinguishment of debt, the impact of stock-based compensation expense, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on the Company’s current 2015 tax rate estimate of 35%, applied consistently to all periods presented. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. We also present Adjusted Diluted Earnings per Share on a pro forma basis to give effect to our issuance of 15,000,000 shares of common stock in our IPO.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA adjusted for restructuring costs, stock-based compensation expense, gains or losses on extinguishment of debt and other items that are unusual in nature or infrequently occurring.  Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or “net debt leverage”, as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

About CPI Card Group Inc.

CPI Card Group Inc. is a leading provider in payment card production and related services, offering a single source for financial and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI Card Group’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from nine locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in North America, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will host a conference call on November 12, 2015 at 9:00 a.m. EST to discuss third quarter 2015 results.  To participate in the Company’s live conference call via telephone or online:

Participant Toll-Free Dial-In Number: (877) 881-8051
Participant International Dial-In Number: (440) 996-5681
Conference ID: 68454134
Webcast Link: http://edge.media-server.com/m/p/kqujbs5c

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time.

A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: http://www.cpicardgroup.com/investor-relations/

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others: material breaches in the security of our systems; market acceptance of developing technologies that make Financial Payment Cards less relevant; a slower or less widespread adoption of EMV and Dual-Interface EMV technology than we anticipate; difficulties in our production processes; defects in our software; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; extension of card expiration cycles; a decline in U.S. and global market and economic conditions; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; our substantial indebtedness; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; failure to meet our customers’ demands in a timely manner; competition and/or price erosion in the payment card industry; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; and other risk factors or uncertainties identified from time to time in our filings with the Securities and Exchange Commission (“SEC”). Although CPI Card Group Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Forward-Looking Statements” and “Risk Factors” in CPI Card Group Inc.’s Prospectus filed with the SEC on October 9, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI Card Group Inc. Investor Relations:	CPI Card Group Inc. Media Relations:
InvestorRelations@cpicardgroup.com	Media@cpicardgroup.com

CPI Card Group Inc.

Earnings Release Supplemental Financial Information

November 12, 2015

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2015 and 2014

Exhibit B	Consolidated Balance Sheets - Unaudited as of September 30, 2015 and December 31, 2014

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2015 and 2014

Exhibit D	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and nine months ended September 30, 2015 and 2014

EXHIBIT A

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in Thousands, Except Shares and Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales:
Products	$65,567	$43,267	$178,338	$102,172
Services	42,130	34,107	102,205	70,969
Total net sales	107,697	77,374	280,543	173,141

Cost of sales:
Products (exclusive of depreciation and amortization shown below)	35,520	28,986	108,322	74,670
Services (exclusive of depreciation and amortization shown below)	26,813	19,443	60,742	39,878
Depreciation and amortization	2,315	2,282	7,087	6,132
Total cost of sales	64,648	50,711	176,151	120,680

Gross profit	43,049	26,663	104,392	52,461

Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	14,485	12,017	41,175	26,515
Depreciation and amortization	1,503	933	4,771	2,697
Restructuring charges	681	—	681	—
Total operating expenses	16,669	12,950	46,627	29,212

Income from operations	26,380	13,713	57,765	23,249

Other income (expense):
Interest, net	(4,624)	(1,947)	(8,129)	(5,391)
Foreign currency (loss) gain	(34)	235	115	24
Loss on debt modification and early extinguishment	(703)	(476)	(703)	(476)
Other income, net	295	(6)	356	13
Total other expense, net	(5,066)	(2,194)	(8,361)	(5,830)

Income before income taxes	21,314	11,519	49,404	17,419
Provision for income taxes	(6,554)	(4,751)	(16,528)	(7,084)
Net income from continuing operations	14,760	6,768	32,876	10,335

Discontinued operation (see note 3):
Income (loss) from a discontinued operation, net of taxes	—	699	(606)	(2,064)
Gain on sale of a discontinued operation, net of taxes	—	—	887	—
Net income	$14,760	$7,467	$33,157	$8,271

Other Comprehensive Income
Currency translation adjustment	(878)	(677)	(1,224)	(374)
Total comprehensive income	$13,882	$6,790	$31,933	$7,897

Earnings (loss) per share
Net income from continuing operations	$14,760	$6,768	$32,876	$10,335
Preferred stock dividends	(7,096)	(10,692)	(32,454)	(31,672)
Income (loss) from continuing operations attributable to common stockholders	7,664	(3,924)	422	(21,337)
Income (loss) from a discontinued operation, net of taxes	—	699	281	(2,064)
Net income (loss) available to common shareholders	$7,664	$(3,224)	$703	$(23,400)

Basic earnings (loss) per share:
Continued operations	$0.19	$(0.10)	$0.01	$(0.52)
Discontinued operation	—	0.02	0.01	(0.05)
	$0.19	$(0.08)	$0.02	$(0.57)

Diluted earnings (loss) per share:
Continued operations	$0.19	$(0.10)	$0.01	$(0.52)
Discontinued operation	—	0.02	0.01	(0.05)
	$0.19	$(0.08)	$0.02	$(0.57)

EXHIBIT B

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Shares and Per Share Amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,858	$12,941
Accounts receivable, net of allowances of $561 and $272, respectively	53,530	43,548
Inventories	27,096	21,605
Prepaid expenses and other current assets	3,660	4,129
Income taxes refundable	6,264	—
Deferred income taxes	502	634
Current assets of a discontinued operation	—	5,862
Total current assets	106,910	88,719

Plant, equipment and leasehold improvements, net	49,834	44,772
Intangible assets, net	55,186	58,703
Goodwill	73,355	73,801
Other assets	4,026	15
Total assets	$289,311	$266,010

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$19,611	$16,276
Accrued expenses	14,512	10,591
Deferred revenue and customer deposits	3,702	3,382
Current maturities of long-term debt	13,350	6,326
Income taxes payable	—	13
Total current liabilities	51,175	36,588

Long-term debt, net of current maturities	413,139	163,484
Sellers Note	—	9,000
Deferred income taxes	24,956	13,810
Other long-term liabilities	7,854	6,572
Total liabilities	497,124	229,454

Commitments and contingencies

Series A Preferred Stock; $0.001 par value — 100,000 shares authorized; 86,407 shares issued and 2,576 shares outstanding and 86,407 shares issued and 64,809 shares outstanding; liquidation preference of $11,783 and $256,017 at September 30, 2015 and December 31, 2014, respectively	2,304	58,250

STOCKHOLDERS’ DEFICIT

Common Stock; $0.001 par value — 100,000,000 shares authorized; 45,032,240 shares issued and 41,476,116 shares outstanding and 44,840,576 shares issued and 41,371,220 shares outstanding at September 30, 2015 and December 31, 2014, respectively	2	2
Additional paid in capital	(245,267)	(24,802)
Accumulated earnings	38,955	5,798
Accumulated other comprehensive loss	(3,807)	(2,584)
Employee notes receivable	—	(108)
Total stockholders’ deficit	(210,117)	(21,694)

Total liabilites and stockholders’ deficit	$289,311	$266,010

EXHIBIT C

CPI Card Group Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014

Operating activities
Net income	$33,157	$8,271
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities, net of effects of acquisitions:
Depreciation, amortization and accretion expense	12,475	10,631
Non-cash accretion of defined stock compensation plan	2,137	2,013
Loss on debt modification and extinguishment	703	476
Loss on sale of a discontinued operation	1,039	—
Deferred income tax	11,304	77
Other	1,290	—
Unrealized foreign currency exchange gain	(151)	(7)
Changes in operating assets and liabilities:
Accounts receivable	(13,045)	(26,069)
Inventories	(5,719)	(9,553)
Prepaid expenses and other current assets	(2,394)	(2,138)
Income taxes	(6,264)	5,132
Accounts payable	3,157	10,347
Accrued expenses	4,057	2,470
Deferred revenue and customer deposits	3,207	2,768
Other liabilities	(523)	(2,115)
Cash provided by operating activities	44,430	2,303

Investing activities
Proceeds from sale of a discontinued operation	5,000	—
Acquistion of EFT Source, Inc.	—	(53,882)
Acquisitions of plant, equipment and leasehold improvements	(13,866)	(12,676)
Cash used in investing activities	(8,866)	(66,558)

Financing activities
Payment of long-term debt	(170,929)	(9,408)
Proceeds from long-term debt	435,000	60,000
Proceeds from line of credit	—	11,300
Loan issuance costs	(17,773)	(440)
Repayment of employee note receivable	108	—
Dividend distribution	(220,742)	—
Payment of deferred IPO cost	(2,138)	—
Redemption of preferred and common stock	(55,992)	—
Cash (used in) provided by financing activities	(32,466)	61,452

Effect of exchange rates on cash	(181)	7

Net increase (decrease) in cash and cash equivalents:	2,917	(2,796)
Cash and cash equivalents, beginning of period	12,941	9,702
Cash and cash equivalents, end of period	$15,858	$6,906

EXHIBIT D

CPI Card Group Inc. and Subsidiaries

Supplemental GAAP to Non-GAAP Reconciliation

(Dollars in Thousands, Except Shares and Per Share Amounts)

(Unaudtied)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
EBITDA AND ADJUSTED EBITDA
Net Income	$14,760	$7,467	$33,157	$8,271
Interest expense, net	4,624	1,947	8,129	5,391
Provison for income taxes	6,554	4,751	16,528	7,084
Depreciation and amortization	3,818	3,215	11,858	8,829
EBITDA	$29,756	$17,380	$69,672	$29,575

Adjustments to EBITDA
(Income) loss from a discontinued operation, net of taxes	—	(699)	606	2,064
Gain on sale of a discontinued operation, net of taxes	—	—	(887)	—
Restructuring and other charges	1,131	—	1,131	—
Stock-based compensation expense	634	2,604	2,137	2,013
EFT Source acqisition perfomance bonuses	250	—	750	—
Loss on debt modification and early extinguishment	703	476	703	476
Professional fees	—	—	409	—
Foreign currency loss (gain)	34	(235)	(115)	(24)
Subtotal of adjustments to EBITDA	2,752	2,146	4,734	4,529
Adjusted EBITDA	$32,508	$19,526	$74,406	$34,104

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted net income from continuing operations and earnings per share
Net Income from continuing operations	$14,760	$6,768	$32,876	$10,335
Restructuring and other costs associated with the closure of the Petersfield U.K.facility	1,131	—	1,131	—
Amortization of intangible assets	1,145	509	3,433	1,531
Stock-based compensation expense	634	2,604	2,137	2,013
Loss on debt modification and early extinguishment	703	476	703	476
EFT Source acquisition performance payments	250	—	1,159	—
Tax effect of above items	(1,352)	(1,256)	(2,997)	(1,407)
Adjusted net income from continuing operations	$17,271	$9,101	$38,442	$12,948

Weighted-average number of shares outstanding
Basic	41,476,116	41,195,047	41,374,188	41,141,281
Effect of dilutive equity awards	343,306	—	343,306	—
Diluted	41,819,422	41,195,047	41,717,494	41,141,281

Adjusted diluted earnings per share from continuing operations	$0.42	$0.22	$0.92	$0.31

Reconcilation of diluted earnings per share from continuing operations (GAAP) to adjusted diluted earnings per share from continuing operations:
Earnings per share from continuing operations (GAAP) - Diluted	$0.19	$(0.10)	$0.01	$(0.52)
Impact of net income adjustments	0.06	0.06	0.13	0.06
Impact of Preferred Stock Dividend	0.17	0.26	0.78	0.77
Adjusted diluted earnings per share from continuing operations	$0.42	$0.22	$0.92	$0.31

Reconcilation of pro forma adjusted diluted earnings per share from continuing operations:
Weighted-average number of diluted shares outstanding	41,819,422	41,195,047	41,717,494	41,141,281
Common shares issued by the Company on October 9, 2015	15,000,000	15,000,000	15,000,000	15,000,000
Pro forma weighted-average number of diluted shares outstanding	56,819,422	56,195,047	56,717,494	56,141,281

Pro forma adjusted diluted earnings per share from continuing operations	$0.30	$0.16	$0.68	$0.23

	Nine Months Ended September 30,
	2015	2014
Free Cash Flow
Cash provided by operating activities	$44,430	$2,303
Acquisitions of plant, equipment and leasehold improvements	(13,866)	(12,676)
Free Cash Flow	$30,564	$(10,373)